Exhibit 4.5 (f)

NEITHER THE WARRANTS NOR THE SHARES DELIVERABLE UPON EXERCISE OF THE WARRANTS (THE “WARRANT SHARES”) HAVE BEEN OR WILL BE REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL SELECTED BY THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO SEQUANS COMMUNICATIONS.

SEQUANS COMMUNICATIONS

WARRANT AGREEMENT

Nokomis Capital Master Fund, L.P.
P.O. Box 309
Ugland House
Grand Cayman,
KY1-1104,
Cayman Islands
hereinafter referred to as the “Beneficiary”

On March 20, 2020, the Beneficiary and SEQUANS COMMUNICATIONS (the “Company”) entered into Amendment No. 1 to Convertible Promissory Note (the “Note”) pursuant to which the Note became due and payable on August 16, 2022 unless, prior to August 16, 2022, the Company elected to extend the maturity date to August 16, 2023 (the “Option”).

On July 26, 2022, the board of directors of the Company, using the delegation of competence granted to it by the 15th resolution approved at the shareholders meeting of SEQUANS COMMUNICATIONS held on June 24, 2022, authorized the issuance of warrants to the Beneficiary in accordance with the Note (the “Warrants”), subject to the exercise of the Option.

On August 15, 2022, the Company exercised the Option. As a result, the Warrants have been issued on such date.

For the avoidance of doubt, the present document shall in no event be deemed as the certificate referred to in article R. 211-7 of the French Code monétaire et financier and shall only be deemed, for purposes of French law, to set forth the terms and conditions of the Warrants.

Date of Grant:	August 15, 2022
Subscription Price of the Warrants:	USD 0 (determined in accordance with article XII of the Note)
Maximum number of ordinary shares	594,680 (determined in accordance with article XII of the Note)
(the “Warrant Shares”) to be subscribed upon exercise of the Warrants:	594,680 (i.e., 1 Warrant Share per Warrant)
Exercise price per Warrant Share:	USD 1.03 (determined in accordance with article XII of the Note)
Term/Expiration date of the Warrants:	August 15, 2025
As of the Date of Grant, each ordinary share is exchangeable for 0.25 American Depositary Shares.

Article 1 - Validity of the Warrants

The Warrants will be validly issued as from the date of their subscription by the Beneficiary subject to the conditions precedent that the Beneficiary executes and returns to the Company the subscription form of the Warrants in the form attached as exhibit 1 hereto.

Article 2 - Exercise of the Warrants

2.1 Vesting period

The Warrants may be exercised at any time from their issue date until August 15, 2025.
Any Warrant not exercised on or before August 15, 2025 shall be automatically void.

2.2 Method of Exercise

The Warrants are exercisable by delivery of an exercise notice, in the form attached hereto under exhibit 2 (the “Exercise Notice”), comprising a Warrant Share subscription form (bulletin de souscription) which shall state the Beneficiary’s election to exercise all or parts of the Warrants and the number of Warrant Shares in respect of which the Warrants are being exercised. The Exercise Notice shall be signed by the Beneficiary and shall be delivered in person or by certified mail to the Company or its designated representative or by facsimile message to be immediately confirmed by certified mail to the Company. The Exercise Notice shall be accompanied by the payment of the aggregate exercise price (the “Exercise Price”) of all Warrant Shares being exercised. If the Exercise Price is paid by wire transfer, the Exercise Price will have to be paid on the Company’s bank account at the latest within 10 calendar days following the receipt by the Company of the Exercise Notice. The Warrants being exercised shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the proof of payment of such Exercise Price.

Upon exercise of the Warrants, the Warrant Shares issued to the Beneficiary shall be assimilated with all other ordinary shares of the Company (other than with respect to the obligation to transfer the Warrant Shares only in an “offshore transaction” as that term is defined in Regulation S under the Securities Act or otherwise in a transaction not requiring registration under the Securities Act) and shall be entitled to dividend for the fiscal year during which the Warrant Shares are subscribed and issued.

2.3 Payment of the Warrant Shares

Payment of the aggregate Exercise Price of the Warrant Shares being exercised shall be made, at the election of the Beneficiary, by:

i.bank wire transfer; or
ii.set off against receivables in accordance with applicable French law; or
iii.any combination of the foregoing methods of payment.

Article 3 - Transfer of the Warrants

The Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities.

Article 4 - Other Terms of the Warrants

In the event of a reduction in the Company’s share capital resulting from losses and implemented through share cancellation, the Beneficiary’s rights regarding the number of shares to be issued upon exercise of its Warrants shall be reduced accordingly, as if the Beneficiary were a shareholder at the time of such reduction in share capital.

In the event of a reduction in the Company’s share capital resulting from losses and implemented through reduction of the Company’s shares par value, the subscription price for the shares issued upon exercise of the Warrants shall not change, and the issuance premium shall be increased in an amount corresponding to the aggregate amount of the reduction of the Company’s shares par value.

In the event of a reduction in the Company’s share capital not resulting from losses and implemented through reduction of the Company’s shares par value, the subscription price of the shares issued upon exercise of the Warrants shall be reduced accordingly.

In the event of a reduction in the Company’s share capital not resulting from losses and implemented through share cancellation, should the Beneficiary choose to exercise its Warrants, it shall be entitled to request the purchase by the Company of a quantum of shares (granted upon exercise of the Warrants) under the same conditions as those set in favor of then existing shareholders when such reduction in the Company’s share capital occurred.

In case of a rights issue, the Company will take one or several of the following decisions to preserve the rights of Warrants holders, in accordance with the provisions of article L. 228-99 of the French commercial code and applicable French and U.S. securities laws:

1. permit any Warrant holder to exercise his Warrants immediately so that such holder may participate in the rights issue, which will not alter or limit the rights of the Beneficiary to exercise the Warrants under Section 2.1 of this Warrant Agreement; or

2. take any measures which would allow the Beneficiary, should he decide to exercise the Warrants, to eventually be in the same position as other shareholders as if the Beneficiary were a shareholder at the time of such operations. Should the Beneficiary exercise its Warrants, the Company could thus allow the Beneficiary to subscribe a pro rata share of a new rights’ issue or be the beneficiary of free allocation of shares, or receive cash or goods under the same form, proportion, terms and conditions (except for use) as those set in favor of then existing shareholders when such operations occurred; or

3. adjust the Warrants’ exercise price, conversion-into-shares ratio or other terms relating to subscription of the Company’s shares in order to take into account the new rights issue. In such case, any such adjustment shall be carried out in accordance with the method set forth in article R. 228-91 of French Commercial Code (Code de commerce), it being specified that the value of an existing shareholder’s right to participate, as well as the value of the share itself (including the right to participate in the rights issue), shall be determined by the board of directors of the Company. The board shall determine such value while taking into account, as the case may be, the subscription, exchange or sale price per share used during the last operation relating to the Company’s share capital (such as any share capital increase, contribution in kind, sale of shares,...) which occurred during a six (6)‑month period immediately preceding such board of directors’ meeting. In the event no such operation occurred over such period, the board shall take into account any other financial parameter which it finds relevant (and which relevancy shall then be confirmed by the Company’s statutory auditor).

The Company is authorized, without requesting the specific consent of the holder of the Warrants, to modify its corporate form and its corporate purpose.

The Company may amend the rules regarding profit allocation, amortize the share capital and create and issue preferred shares entailing any such modification or amortization without requesting the specific consent of the holder of the Warrants subject to complying with the provisions of Article L. 228-98 of the French Commercial Code.

Article 5- Governing Law

This agreement is governed by the laws of the Republic of France.

Any claim or dispute arising under this agreement shall be subject to the exclusive jurisdiction of the court competent for the place of the registered office of the Company.

For: NOKOMIS CAPITAL MASTER FUND, L.P. By:	For: SEQUANS COMMUNICATIONS By: Georges KARAM
Title:	Title: Président-Directeur Général

EXHIBIT 1
SUBSCRIPTION FORM OF THE WARRANTS

SEQUANS COMMUNICATIONS
French société anonyme with a share capital of EUR. 1,911,742.92
Registered office: 15-55 Boulevard Charles de Gaulle Les Portes de la Défense, 92700 Colombes

SUBSCRIPTION FORM

Amount and terms of the issuance of the warrant

On March 20, 2020, the undersigned and SEQUANS COMMUNICATIONS (the “Company”) entered into Amendment No. 1 to Convertible Promissory Note (the “Note”) pursuant to which the Note became due and payable on August 16, 2022 unless, prior to August 16, 2022, the Company elected to extend the maturity date to August 16, 2023 (the “Option”).

As consideration for the exercise of the Option by the Company, the board of directors of the Company has decided to issue 594,680 warrants (the “Warrants”), giving the right to subscribe for a maximum number of 594,680 ordinary shares (the “Warrant Shares”), each of a nominal value of EUR. 0.02, at a fixed price of USD 1.03 each (issue premium included), to be fully paid up in cash and/or by way of set off against receivables and the subscription of which has been reserved to the subscriber.

The issuance has been approved by the board of directors of Sequans Communications on July 26, 2022 pursuant to the authorization granted to it by the shareholders’ meeting of June 24, 2022.

The terms and conditions of the Warrants are described in the warrant agreement executed by the subscriber and Sequans Communications on August 29, 2022.
The exercise period is opened from August 15, 2022 to August 15, 2025 included.

—ooOoo—
The undersigned

Nokomis Capital Master Fund, L.P., a Cayman Island partnership, having its registered office at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands,

acknowledging the terms and conditions of the Warrants, including:

•that neither the Warrants nor the Warrant Shares have been, nor will be, registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations below;

and representing and warranting to Sequans Communications as follows:

•that it is acquiring the Warrants for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof,

and that it has no present intention of selling, granting any participation in, or otherwise distributing the same;

•that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Warrants;

•that it is an institutional “accredited investor” as defined in Regulation D, Rule 501(a) under the Securities Act, has such knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of its investment in Sequans Communications and it understands and acknowledges that an investment in Sequans Communications is highly speculative and involves substantial risks. It can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Warrants and the Warrant Shares for an indefinite period of time and to suffer a complete loss of its investment;

•that it has had an opportunity to ask questions of, and receive answers from, the officers of Sequans Communications concerning this Warrant Agreement, as well as its business, management and financial affairs, which questions were answered to its satisfaction;

•that it believes that it has received all the information it considers necessary or appropriate for deciding whether to receive Warrants. It acknowledges that any future plans and forward looking statements expressed by Sequans Communications are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the future plans and forward looking statements will not materialize or will vary significantly from actual results. It also acknowledges that it is relying solely on its own counsel and not on any statements or representations of Sequans Communications, or any agent or adviser of Sequans Communications for legal advice with respect to the subscription of the Warrants;

•that the Warrants are being acquired by it in reliance on a private placement exemption from the registration requirements of the Securities Act and the Warrant Shares are and will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and that the exemption from registration provided under Rule 144 may not be available for resales by it of the Warrant Shares. Therefore, it further agrees that if it wishes to dispose of or exchange any of the Warrant Shares, it will not transfer any of the Warrant Shares, directly or indirectly, unless such transfer is a transaction that is deemed to occur outside of the United States under Regulation S under the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements, of the Securities Act. The Company may require, as a condition of allowing any transfer, that the holder or transferee of the Warrant Shares, as the case may be, provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Warrant Shares under the Securities Act;

hereby subscribes the Warrants.

Made in Dallas, TX, USA
On August __, 2022
In two (2) copies

For Nokomis Capital Master Fund, L.P.*
By:
Title:

___________

* the signature shall be preceded by the following handwritten sentence: “Approval for formal and irrevocable subscription of 594,680 (five million ninety-four hundred thousand six hundred eighty) Warrants”

EXHIBIT 2

EXERCISE NOTICE OF THE WARRANTS
(Share Subscription Form)

SEQUANS COMMUNICATIONS
15-55 Boulevard Charles de Gaulle Les Portes de la Défense,
92700 Colombes
France
[—], 202__
Attention: Deborah Choate

Nokomis Capital Master Fund, L.P., a Cayman Island partnership, having its registered office at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands,

holder of 594,680 Warrants, each giving right to subscribe for one ordinary share (each a “Warrant Share”) of Sequans Communications (the “Company”) issued pursuant to the resolution of the board of directors of Sequans Communications held on July 26, 2022, having examined the terms and conditions of the Warrants, including:

•that neither the Warrants nor the Warrant Shares have been, nor will be, registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act and therefore the Warrants and the Warrant Shares are and will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act;

•that the exemption from registration provided under Rule 144 may not be available for resales by it of the Warrant Shares;

•therefore, it agrees that the Warrant Shares may only be transferred, directly or indirectly, in a transaction that is deemed to occur outside of the United States under Regulation S under the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; it agrees that the Company may require, as a condition of allowing any transfer, that the holder or transferee of the Warrant Shares, as the case may be, provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Warrant Shares under the Securities Act and that these restrictions have been noted in Sequans Communications’ share registry held by its registrar;

hereby
exercises [______________] Warrants
and

subscribes consequently for [___________] Warrant Shares of Sequans Communications, each of a nominal value of EUR. 0.02, for a subscription price per share of USD 1.03 share premium included,

pays, for this subscription, the total amount of USD [_______], corresponding to the aggregate of the nominal value and the share premium of the above Warrant Shares,

by wire transfer to Sequans Communications’ bank account opened at [—], Bank Code: [—], Desk Code: [—], Account: [—], Cle RIB: [—], IBAN International Bank Account Number [—].

Made in [—]
On [—], 202___
In two copies

For Nokomis Capital Master Fund, L.P.*
By:
Title:

___________ * Signature preceded by: “Approval for formal and irrevocable subscription of [__________] ordinary shares” (number of shares to be mentioned in both figures and letters.)